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                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                           GROUP LONG DISTANCE, INC.

         The undersigned, Gerald M. Dunne, Jr., President of Group Long Distance, Inc., a Florida corporation (the "Corporation"), hereby certifies that:

         In accordance with Sections 607.1003 and 607.1007 of the Florida Business Corporation Act (the "Act") the Board of Directors of the Corporation ("Board of Directors") has recommended by unanimous written consent dated as of January 14, 1997, that the shareholders of the Corporation approve, and shareholders having the voting power prescribed in Section 607.1003(5) of the Act have approved by written consent as of January 15, 1997, the amendment and restatement of the Corporation's Articles of Incorporation to read in their entirety as follows:

                               ARTICLE I - NAME

         The name of the Corporation is Group Long Distance, Inc.

                             ARTICLE II - ADDRESS

         The mailing address for the Corporation is 1451 West Cypress Creek Road, Suite 200, Ft. Lauderdale, Florida 33309.

                            ARTICLE III - DURATION

         The duration of the Corporation shall be perpetual.

                             ARTICLE IV - PURPOSE

         The Corporation is organized to engage in any activity or business permitted under the laws of the United States and the State of Florida.

                           ARTICLE V - INCORPORATOR

         The name and addresses of the incorporator of this Corporation was Gary
M. Appelblatt, Esquire, 1451 West Cypress Creek Road, Suite 208b, Ft. Lauderdale, Florida 33309 and 3610 American River Drive, Suite 112, Sacramento, California 95864.


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                   ARTICLE VI - REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation is 1201 Hays Street, Tallahassee, Florida, 32301 and the name of the registered agent of the

Corporation at such address is Corporation Services Company.

                          ARTICLE VII - CAPITAL STOCK

         The total number of shares of all classes of capital stock of the Corporation which the Corporation shall have the authority to issue is 14,000,000, of which 12,000,000 shares having no par value shall be designated as Common Stock and 2,000,000 shares having no par value shall be designated as Preferred Stock.

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof and the relative rights, preferences and limitations of each series, and specifically the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement or sinking fund provision; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on common stock; (g) restrictions, if any, upon the creation of indebtedness;
(h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences and limitations as shall not be inconsistent with the laws of the State of Florida.

                             ARTICLE VIII - BYLAWS

         The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                         ARTICLE IX - INDEMNIFICATION

         The Corporation shall indemnify and may advance expenses to its officers and directors and employees and agents to the fullest extent permitted by law in existence either now or hereafter.

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         IN WITNESS WHEREOF, the undersigned has executed these Articles of
Incorporation this 30th day of January, 1997

                                       By:
                                           --------------------------------
                                           Name:     Gerald M. Dunne, Jr.
                                           Title:    President


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